UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2022

Switch, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38231	82-1883953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7135 S. Decatur Boulevard Las Vegas, NV	89118
(Address of principal executive offices)	(Zip Code)

(702) 444-4111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001	SWCH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On May 11, 2022, Switch, Inc., a Nevada corporation (the “Company”), Switch, Ltd., a Nevada limited liability company (“Company Ltd.”), Sunshine Bidco Inc., a Delaware corporation (“Parent”), Sunshine Merger Sub, Ltd., a Nevada limited liability company and a direct wholly owned subsidiary of the Company (“Company Merger Sub”), and Sunshine Parent Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Parent Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Parent Merger Sub will merge with and into the Company with the Company remaining as the surviving entity (the “Merger”), and immediately following the Merger, Company Merger Sub will merge with and into Company Ltd. (the “LLC Merger” and, together with the Merger, the “Mergers”). The Mergers and the other transactions contemplated by the Merger Agreement were approved by the Company’s Board of Directors (the “Company Board”) and the Special Committee of the Company Board.

Subject to the terms and conditions of the Merger Agreement, (i) at the effective time of the Merger (the “Effective Time”), (A) each issued and outstanding share of Class A common stock, par value $0.001 per share, of the Company (the “Company Class A Common Stock”) not owned by the Company as treasury stock or by any direct or indirect wholly owned subsidiary of the Company, will be cancelled and converted into the right to receive $34.25 per share in cash, without interest (the “Merger Consideration”), and (B) each share of Class B common stock, par value $0.001 per share, of the Company (the “Company Class B Common Stock”) issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist, and each holder of Company Class B Common Stock shall cease to have any rights with respect thereto, subject to (1) the right of the holder of any related Company Ltd. Common Unit (other than any Rollover Member (as defined below) with respect to its Rollover Units (as defined below)) to receive the Merger Consideration and (2) the right of any holder of Company Class B Common Stock issued and outstanding immediately prior to the Effective Time to properly demand payment for such shares pursuant to the Nevada Revised Statutes and (ii) at the effective time of the LLC Merger (the “LLC Merger Effective Time”), each issued and outstanding unit of limited liability company interest in Company Ltd. (each such unit, a “Company Ltd. Common Unit”) (other than Company Ltd. Common Units owned, directly or indirectly, by the Company or any of its subsidiaries and Rollover Units), and all rights in respect thereof, shall be automatically cancelled and converted into and shall thereafter represent only the right to receive the Merger Consideration.

In addition, at the Effective Time, equity awards, consisting of stock options, restricted stock unit awards that correspond to shares of Company Class A Common Stock and restricted stock unit awards that correspond to shares of Company Class A Common Stock that vest based on the achievement of performance goals will each automatically become fully vested (to the extent unvested) and be converted into the right to receive the Merger Consideration, less the exercise price in the case of stock options, plus the amount of any accrued dividend equivalents with respect to such equity awards, to the extent applicable.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants of the Company to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business consistent with past practice, subject to certain exceptions, during the period between the execution of the Merger Agreement and the consummation of the Mergers.

The Company has agreed to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding these restrictions, the Company may under certain circumstances and subject to the terms and conditions set forth in the Merger Agreement, provide information to and participate in discussions or negotiations with third parties with respect to alternative acquisition proposals.

The consummation of the Merger is subject to certain customary closing conditions and the transactions contemplated by the Land Purchase Agreement (as defined below) and customary termination rights in favor of the Company or Parent. Upon a termination of the Merger Agreement, (i) under certain circumstances, including in order to enter into a superior proposal, the Company will be required to pay a termination fee to Parent of $260,000,000 and (ii) under certain circumstances, including due to a breach of Parent’s obligations under the Merger Agreement or Parent’s failure to consummate the Mergers when required by the Merger Agreement, Parent will be required to pay a termination fee to the Company of $693,000,000.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide shareholders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, Parent or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Shareholders should not rely on the representations, warranties, covenants and agreements contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and their respective affiliates and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Tax Receivable Agreement Amendment

Concurrent with the execution of the Merger Agreement, the Company, Company Ltd. and members of Company Ltd. as of the date of the Tax Receivable Agreement, dated as of October 5, 2017, by and among the Company, Company Ltd. and the members of Company Ltd. party thereto (the “TRA”) other than the Company executed Tax Receivable Agreement Amendment No. 1 (the “TRA Amendment”), which provides that in exchange for the termination of the TRA and all rights associated therewith, each member party thereto is entitled to receive a payment in cash from the Corporation of $0.37 per Company Ltd. Common Unit.

The foregoing description of the TRA Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the TRA Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Voting and Support Agreements

Concurrent with the execution of the Merger Agreement, Parent or the Company entered into Voting and Support Agreements (each, a “Voting and Support Agreement” and collectively, the “Voting and Support Agreements”) with certain stockholders of the Company providing that, among other things, subject to the terms and conditions set forth therein, such stockholder will support the Mergers and the transactions contemplated thereby, including by voting to adopt the Merger Agreement.

Rollover Agreements

Concurrent with the execution of the Merger Agreement, Rob Roy, the Company’s CEO, founder and chairman, and Thomas Morton, the Company’s President and Chief Legal Officer, executed Rollover and Contribution Agreements (each, a “Rollover Agreement” and collectively, the “Rollover Agreements”), providing that each of Mr. Roy and Mr. Morton (together, the “Rollover Members”) will contribute to Parent a certain number of Company Ltd. Common Units (the “Rollover Units”) in exchange for a number of equity interests of Parent or one or more of its parent entities.

Purchase and Sale Agreement

On May 10, 2022, in connection with the execution of the Merger Agreement, Company Ltd., as buyer, and Beltway Business Park, L.L.C., Beltway Business Park Warehouse No. 3, LLC, Beltway Business Park Warehouse No. 4, LLC, Beltway Business Park Warehouse No. 6, LLC, Beltway Business Park Warehouse No. 8, LLC, as the sellers entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the “Land Purchase Agreement”) for the acquisition of certain properties located in Las Vegas, Nevada for a total purchase price of $300,000,000. Pursuant to the Land Purchase Agreement, the closing on the acquisition of the purchased land will be conditioned upon, among other things, the consummation of the Mergers.

Item 7.01	Regulation FD Disclosure.

On May 11, 2022, the Company issued a press release and a notice to the Company’s employees announcing its entry into the Merger Agreement. The full text of the press release and employee notice are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated May 11, 2022, by and among Switch, Inc., Switch, Ltd., Sunshine Bidco Inc., Sunshine Merger Sub, Ltd., and Sunshine Parent Merger Sub Inc.

10.1	Tax Receivable Agreement Amendment No. 1, dated May 11, 2022, by and among Switch, Inc., Switch, Ltd. and the members of Switch, Ltd. party thereto.

99.1	Press Release, dated May 11, 2022.

99.2	Employee Notice, dated May 11, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2022	Switch, Inc.
(Registrant)

	By:	/s/ Gabe Nacht
	Name:	Gabe Nacht
	Title:	Chief Financial Officer